                                                                   Exhibit 10.18
                                            ***Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                                        Under 17 C.F.R. Sections
                                                    200.80(b)(4), 200.83 and 240



                       EXCLUSIVITY AND AMENDMENT AGREEMENT


         THIS IS AN EXCLUSIVITY AND AMENDMENT AGREEMENT ("Amendment") by and between LUCENT TECHNOLOGIES INC., a Delaware corporation ("Lucent"), PARADYNE CORPORATION (formerly "AT&T Paradyne Corporation"), a Delaware corporation ("Paradyne"), and GLOBESPAN SEMICONDUCTOR INC. (Formerly "CAP Acquisition Corp."), a Delaware corporation ("GlobeSpan").

                                    RECITALS

WHEREAS, Lucent, Paradyne, GlobeSpan (or their controlling entities), and other entities over which Lucent, Paradyne or GlobeSpan have control, have entered into certain agreements with respect to, arising from or in relation to the sale by. Lucent to Paradyne Partners L.P of AT&T Paradyne Corporation in 1996;

WHEREAS, Lucent, Paradyne and GlobeSpan now wish to amend certain of the foregoing agreements and to assume the rights and obligations stated herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lucent, GlobeSpan and Paradyne hereby agree as follows:

                                    AGREEMENT

Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Volume Purchase Letter or the Supply Agreement, as such agreements are hereinafter defined.

1. NOTE. The parties acknowledge the cash payment from Lucent to Paradyne on May 5, 1998, in the amount of Eight Million One Hundred Thirty-six Thousand Six Hundred and Sixty-nine Dollars and Fifty-three Cents ($8,136,669.53) which represents a Ten Million Dollar ($10,000,000.00) cash payment to Paradyne net of One Million Eight Hundred and Sixty-three Thousand Three Hundred and Thirty Dollars and Forty-seven Cents ($1,863,330.47) of interest due Lucent on the Core Business Note for the period January 1, 1998 through March 31, 1998. In addition to this payment, the parties agree that the Core Business Note issued by AT&T Paradyne Corporation in favor of Lucent on July 31, 1996 (the "Note")[***]. As of March 31, 1998, the principal and deferred interest balance on the Note was Sixty Five Million Seven Hundred Eleven Thousand Six Hundred Fifty Four Dollars and Twenty-nine Cents ($65,711,654.29). Lucent hereby forgives payment of principal in the amount of Sixty Three Million Dollars ($63,000,000) and all accrued interest thereon for the period beginning April 1, 1998 through August 6, 1998 in the amount of Nineteen Thousand Eight Hundred and Forty-nine Dollars and Thirty-two Cents ($19,849.32) per day. The remaining balance of Two Million Seven Hundred and Eleven Thousand Six Hundred Fifty-four Dollars and Twenty-nine cents ($2,711,654.29) plus accrued interest on such remaining balance for the period beginning


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* Confidential Treatment Requested

         April l, 1998 through August 6, 1998 will be paid in accordance with the terms of the payoff letter ("Payoff Letter") attached hereto as EXHIBIT A ("PAYOFF LETTER").

2. WARRANT. The parties agree that the definition of "Expiration Date" set forth in SECTION 1 ("DEFINITIONS") of the Warrant to Purchase Common Stock of CAP Acquisition Corp. (also referred to as Warrant No. 1) entered into on July 31, 1996, by and between CAP Acquisition Corp. and Lucent shall be deleted in its entirety and replaced with the following: "Expiration Date" shall mean the earlier of (i) June 30, 2001; or (ii) the date on which the Warrant shall be cancelled pursuant to subsection 2.2(d).

3. SECURITY AGREEMENT. The parties agree that the Security Agreement ("Security Agreement") entered into on July 31, 1996 by and between AT&T Paradyne Corporation and Lucent is hereby terminated. Lucent shall deliver executed financing statements as evidence such termination in accordance with the terms of the Payoff Letter.

4. GUARANTY. The parties agree that the Guaranty ("Guaranty") entered into on July 31, 1996, by and between Paradyne Canada, Ltd., a Canadian corporation, and Lucent is hereby terminated.

5. STOCK PLEDGE AGREEMENT. The parties agree that the Stock Pledge Agreement ("Stock Pledge Agreement") entered into on July 31, 1996, by and between Paradyne Acquisition Corp., a Delaware corporation, ("PAC"), AT&T Paradyne Corporation and Lucent is hereby terminated. Lucent shall deliver the original stock certificate to PAC in accordance with the terms of the Payoff Letter.

6. VOLUME PURCHASE LETTER. The parties agree that the volume purchase letter ("Volume Purchase Letter") entered into on July 31, 1996, by and between AT&T Paradyne Corporation and CAP Acquisition Corp., is hereby terminated. All references in the Volume Purchase Letter contained in the Supply Agreement (as hereinafter defined) shall be deleted, except to the extent inconsistent with the intent of this Amendment.

7. SUPPLY AGREEMENT: MARKET RIGHTS. The parties agree that SECTION 8 ("MARKET RIGHTS") of the Supply Agreement ("Supply Agreement") entered into on July 31, 1996, by and among AT&T Paradyne Corporation, CAP Acquisition Corp., and Lucent, shall be deleted in its entirety and replaced with the following:

8.       MARKET RIGHTS.
         (a) Supplier will supply 100% of Company's requirements for Access Products (as defined in Subsection 8(d)) for resale as "Stand-Alone Products" through June 30, 2001. Stand-Alone Products means products that operate individually or as a component in a Supplier system. Examples of Stand-Alone Products are the Supplier 3160 DSU/CSUs and/or cards that are inserted into a carrier to create a system. An example of a product that is not Stand-Alone would be a board or component that is to be inserted into another vendor's product as an OEM in order to complete a function that the other vendor wishes to provide. Company shall not purchase products for resale as Stand-Alone Products that

                                       2.

         are substantially similar in design, functionality, and operating characteristics to and compete in the marketplace with those Access Products defined in Subsection 8(d), and as they basically exist on the date of this Amendment. With respect to Company's internal requirements for Access Products, Supplier shall have Preferred Supplier status ("Preferred Supplier") through the same period. Preferred Supplier status shall mean, with respect to Company's internal requirements, that Supplier shall be given the first opportunity to supply such products. Supplier's ability to sell to any customer will not be restricted. Supplier will use diligent efforts to meet such requirement, shall be free to contract at its discretion with third, parties to manufacture products of its design or otherwise assist in fulfilling the requirements for its Access Products.

         (b) Quarterly relationship meetings will occur with alternating sites between Supplier and Company. Attendees shall include decision level making representatives of each party. The host company shall assume agenda and minute responsibility. Minutes require joint approval or noted objections but such minutes should not be construed as binding or enforceable legal agreements. Interim working group meetings will continue similar to the structure today.

         (c) Appropriate concepts contained in the Supply Agreement, modified to be consistent with this Agreement, will continue including best price (as amended for the agreed upon process for international sales and excluding special bid situations, governmental sales, other unique sales opportunities and an added, provision for comparability of quantities), forecasting, ordering and delivery terms and a benchmarking provision.

         (d)-(i) Company shall satisfy 100% of its requirements for Access Products for resale as "Stand-Alone Products" during the term of this Amendment from Supplier for the following core products, their enhancement, and their normal evolution within currently defined market segments:

                  1.  ANALOG PRODUCTS [***]

                  2.  SUBRATE DSUs [***]

                  3.  TI CSU'S AND TI DSU/CSUs [***]

                  4.  TI ACCESS MULTIPLEXERS [***]

                  5.  FRAME RELAY ACCESS UNITS

                  a)  [***]

                  b)  T3 ATM "OVER" FRAME RELAY NETWORK ACCESS PRODUCTS [***]

                  c)  NxTI ATM/FRAME RELAY NETWORK ACCESS PRODUCTS [***]

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*Confidential Treatment Requested

                                       3.

             (ii) Company shall not be restricted by this Agreement for Access Products in the following market segments:

                         L.  TI ACCESS MULTIPLEXERS [***]

                         2. T3 ATM "OVER" FRAME RELAY OUTSIDE THE SCOPE OF
                            "FRAMEAWARE" APPLICATIONS.

                         3. NxTL ATM "OVER" FRAME RELAY OUTSIDE THE SCOPE OF
                            "FRAME AWARE" APPLICATIONS.

                         4. ALL ATM PRODUCTS MANUFACTURED BY COMPANY, UNLESS
                            OTHERWISE PROHIBITED UNDER THE TERMS OF THE
                            NONCOMPETITION AGREEMENT DATED 7/31/96 BETWEEN COMPANY AND SUPPLIER.

                         5. ALL VOICE OVER PRODUCTS, RFC 1490 TRANSLATION
                            DEVICES, AND FRAME RELAY ROUTING-DEVICES [***]

             (iii)Exception Statements-
                  1. APPLICABLE ONLY TO THE SUPPLIER'S ANALOG PRODUCTS OF
                  SECTION 8(d)(i)-1 - Company shall not be obligated to purchase 100% of its requirements from Supplier unless the products are currently embedded, in Company designs, drawings, or configurators. Company will not proactively encourage current analog customers to replace Supplier's analog products with like products from other manufacturers. Company shall not be obligated to purchase 100% of its requirements from Supplier if customer has called for a specific vendor's product in an RFP or sale. In those cases where customer has called for a specific vendor's product, Company may not make a concerted effort to expend marketing dollars, include as part of an offer, promote, pay commission or incentives, nor PEC/Com code such products for general availability of the other vendor's analog products. Company should first attempt to respond with Supplier's equipment and revert to another vendor as a last resort.

                  2. APPLICABLE ONLY TO THE SUPPLIER'S TI CSU AND TI DSU/CSUs OF
                  SECTION 8(d)(i)-3 - Company shall not be obligated to purchase 100% of its requirements from Supplier to respond to special situations where the customer has called for a specific DSU/CSU vendor product in a RFP or sale on a one-off basis. Company may not, however, make any concerted effort to expend marketing dollars, include as pan of an offer, promote, pay commission or incentives nor PEC/Com code products for general availability, of the other vendor's DSU/CSU products. Company should first attempt to respond with Supplier's equipment and revere to another vendor as a last resort.

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*Confidential Treatment Requested

                                       4.

                  3. In all of the above cases, Company will provide Supplier with written notification of the one-off, sale of the other vendor's products. Company shall provide information consisting of product, type, dollar value of the transaction, and rationale for the resale of the other vendor's product.

                  4. Excluded from the exclusivity obligations of rigs Amendment are products purchased by Acquired Companies, where prior to acquisition by Company, these Acquired Companies purchased and included substantially similar product from other sources in their systems designs. However, not excluded are substantially similar Stand-Alone Products where a Supplier Access Product is or becomes a feasible alternative. To determine if such substantially similar product is or becomes a feasible alternative, Company and Supplier shall utilize the Benchmarking provisions, and if required, follow the dispute resolution process outlined under Benchmarking. Use of "Other Sourced Product" in any form other than the original offer will be subject to the exclusivity, provisions and not an exception under subsection 4. Additionally, if after acquisition, the Acquired Company develops a need for an Access Product substantially similar to those defined herein, then they shall satisfy 100% of this requirement from Supplier. In no way is this meant to relieve Company of its obligations under the Noncompetition Agreement, dated 7/31/96.

         (e) Requests for Access Product enhancements and new features or new products shall be processed through the Quarterly Meeting process, or as needed, and decisions to proceed shall be based upon a business relationship, that assures a positive business case for each party. Upon failure to reach an agreed upon action plan, the resolution escalation process shall go to Supplier CEO and Company Purchasing Vice President or designee. In the event of a dispute, the "industry consultant" steps described under SECTION 9 ("BENCHMARKING"), as amended in this Amendment, may be invoked by either party.

8. SUPPLY AGREEMENT: BENCHMARKING. The parties agree that SECTION 9 ("BENCHMARKING") of the Supply Agreement shall be deleted in its entirety and replaced with the following:

                9.  BENCHMARKING

                On a quarterly basis, Company and Supplier shall, if requested by either party, undertake to benchmark price, quality, product functionality, and service performance of material offered by Supplier. Price shall mean general pricing issues or trends, not specific opportunities which shall, continue to be handled under the Supplier "P Quote" process. Product functionality shall mean a major function that represents an industry trend and which is considered essential to compete in the current marketplace and preserve market share. Singular features that Supplier may or may not have as part of the product offering would not qualify for benchmarking. The decision to benchmark will be presented and developed at regularly scheduled quarterly business meetings. Prior to any benchmarking, both companies shall agree

                                       5.

                upon the framework to conduct the benchmarking process (see Exhibit B). This shall include clear identification of industry, leaders to be benchmarker.

                Following the benchmark study, Supplier and Company shall review such benchmark information and Supplier shall develop a plan of action for improving Material Price, quality, product functionality, and service performance if such benchmark information indicates improvements are needed when compared to the then existing standards of the industry of comparable Price, quality, product functionality and service. Supplier shall introduce improvements that assure Company that Material is meeting or exceeding competitive benchmarks with respect to: (1) Material Price within thirty (30) days after the later of such review or objective assessment as described below, and (2) for Material quality, product functionality, or service performance within a mutually agreed upon period after the later of such review or objective assessment. Supplier will provide a plan for introducing such improvements within the first thirty (30) days of such review objective assessment. If Supplier fails to perform as described in items 1 or 2 above, Company shall have the right to competitively quote such Material in the marketplace. Company will give Paradyne a thirty (30) day prior written notice of such intent to place business with any other vendor and provide Supplier that thirty (30) day period to match or beat such other offer received by Company. If Supplier matches or beats such other offer, Company agrees to continue to place Orders with Supplier at the new price, quality, product functionality, and service levels subject to the terms and conditions of this Amendment. If Supplier does not match or beat Company's offer, Company may elect to purchase Material from another source without further obligation of exclusivity for those products. Where Company and Supplier have agreed upon a schedule and the scheduled General Availability for such new feature, functionality or quality slips without contributing fault by Company, Company may procure a competitive product.

                In the event of a dispute with respect to approach, procedure or results of the benchmarking, the parties agree to promptly retain an independent, non-affiliated consultant experienced in the industry to provide an objective assessment of the issue(s) in dispute. The determination of the consultant shall be final and binding.

This Amendment is the complete and exclusive statement of the parties with respect to this subject matter, and merges and supersedes all communications, negotiations and agreements between the parties with respect thereto. This Amendment may be executed in counterparts, each of which shall be deemed an original, and ail of which together shall constitute one and the same instrument. Except as expressly modified herein, all agreements between, the parties shall remain fully in effect and shall continue to bind the parties. Without limiting the generality of the foregoing, the parties understand and agree that the Noncompetition Agreement of July 31, 1996, by and among Lucent, Paradyne Partners L.P., Paradyne Acquisition Corp., AT&T Paradyne Corporation, and CAP Acquisition Corp., shall remain fully in effect and shall continue to bind the parties.

                                       6.

AGREED TO:


LUCENT TECHNOLOGIES INC.


BY:       /s/
   ----------------------------------------------

TITLE:  Vice President, Enterprise Networks
      -------------------------------------------

DATE:              8/6/98
      -------------------------------------------

PARADYNE CORPORATION


BY:       /s/ Andrew S. May
   ----------------------------------------------

TITLE:            CEO
      -------------------------------------------

DATE:             8/6/98
     --------------------------------------------

GLOBESPAN SEMICONDUCTOR INC.


BY:      /s/
   ----------------------------------------------

TITLE:          President and CEO
      -------------------------------------------

DATE:               8/28/98
     --------------------------------------------

                                       7.

                                    EXHIBIT A

                                  PAYOFF LETTER


                            LUCENT TECHNOLOGIES INC.
                        600 MOUNTAIN AVENUE. ROOM 6A-408
                          MURRAY HILL, NEW JERSEY 07974
                                 August 6, 1998


Paradyne Corporation
8545 126th Avenue North
Largo, Florida 33779-2826

RE:      PAYOUT ARRANGEMENTS AND FORGIVENESS OF DEBT

Ladies and Gentlemen:

         We refer to the Core Business Note dated as of July 3l, 1996 (as amended and in effect from time to time, the "Note") issued by Paradyne Corporation f/k/a AT&T Paradyne Corporation ("Paradyne") (the "Borrower") in favor of Lucent Technologies Inc. (the "Lender") in the original principal amount of [***].

         The Borrower has advised the Lender that it intends to repay certain amounts due and owing under the Note (the "Loans") and has requested that the Lender provide the Borrower with appropriate pay-off figures of the principal, interest and other amounts owing by the Borrower to the Lender under the Note. The pay-off figures for the Borrower as of August 6, 1998 (the "Computation Date") under the Note are as follows (collectively, together with any additional interest accruing, or fees and expenses incurred, after the Computation Date, that must be paid by the Borrower, the "Pay-Off Amount"):

                  Principal:                        $2,711,654.29
                  Interest:                         $       [***]
                  Total Amount Owing                $       [***]

         From and after the Computation Date and until the Pay-Off Date (as defined, below), interest shall continue to accrue on the unpaid principal amount of the Loans at the rates set forth in the Notes. The per diem accrual of interest on the Loans would be [***]. Upon request of the Borrower, the Lender shall provide the Borrower with a revised figure for the amount of interest to be paid as part of the Pay-Off Amount plus any additional fees and expenses incurred since the Computation Date that must be paid as part of the Pay-Off Amount.

         Lender hereby waives the five day notice requirement set forth in
Section 2(b) of the Note.

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*Confidential Treatment Requested

                                       8.

         Effective immediately upon receipt of the Pay-Off amount Lender hereby releases its lien and security interest in Borrower's assets and relinquishes any and all right, title and interest Lender may have in such assets. Promptly after the date hereof, but in no event later than three (3) business days, Lender agrees to execute any UCC financing statements, including releases, termination statements, or other documentation as Borrower may request. Lender also agrees to promptly return the shares of capital stock of Borrower and the stock powers issued in connection therewith to Paradyne Acquisition Corp., a Delaware Corporation ("PAC"), pursuant to that certain Pledge Agreement dated as of July 31, 1996 by and between Lender, PAC and Paradyne. Lender further agrees to promptly return the cancelled Guaranty; (Core Note and Lucent Interim Note) made by Paradyne Canada Ltd., a Canadian corporation ("Paradyne Canada"), in favor of Lender on July 3l, 1996 to Paradyne Canada.

                                               Very truly yours,

                                               LUCENT TECHNOLOGIES INC.

                                               By:  /s/ D. K. Peterson
                                                  -----------------------------
                                                        D. K. Peterson
                                               Title:   EVP & CFO
                                                     --------------------------

                                               Date:
                                                    ---------------------------


ACCEPTED AND AGREED TO:

PARADYNE CORPORATION F/K/A AT&T PARADYNE
CORPORATION

By:     /s/ Andrew S. May
   -------------------------------

Title:     CEO
      ----------------------------

Date:        8/27/98
     -----------------------------

                                       9.

                                    EXHIBIT B

                              BENCHMARKING PROCESS

[***]                                 [***]




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*Confidential Treatment Requested

                                      10.